Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-251103) of NeoGames, S.A. (the “Company”) of our report dated April 16, 2021, relating to the consolidated financial statements of the Company and our report dated April 16, 2021, relating to the financial statements of NeoPollard Interactive LLC, which appear in this Annual Report on Form 20-F.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

April 16, 2021
Tel Aviv, Israel